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                                                        EXHIBIT 11
                                         COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                       For the Period Ended
                                                                                            March 31
                                                                                  ----------------------------
                                                                                       1995            1994
                                                                                  ------------    ------------
Earnings per common and common equivalent share

Net loss available to common and equivalent shares                                $(  314,923)    $(    3,759)
                                                                                    =========       =========

Weighted average common shares outstanding                                          1,632,776       1,503,305
Adjustments
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                                            116,387          17,008
                                                                                    ---------       ---------

Total common and equivalent shares                                                  1,749,163       1.520,313
                                                                                    =========       =========

Loss per common and equivalent share after preferred dividends                    $(      .18)    $         -
                                                                                    =========       =========

Fully diluted earnings per common and common equivalent share

Net loss available to common and equivalent shares                                $(  314,923)    $(    3,759)
                                                                                    =========       =========

Weighted average common shares outstanding                                          1,632,776       1,503,305
Adjustments
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                                            116,387          17,008
                                                                                    ---------       ---------

Total common and equivalent shares                                                  1,749,163       1.520,313
                                                                                    =========       =========

Loss per common and equivalent share after preferred dividends                    $(      .18)    $         -
                                                                                    =========       =========

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